Exhibit 99.1

Press Release

Clean Harbors Reports Third-Quarter 2014 Financial Results

•            Company Announces Q3 Revenue of $851.5 Million

•            Posts Adjusted EPS of $0.45, Excluding a Non-Cash Goodwill Impairment Charge of $123.4 Million, Which Resulted in a GAAP EPS Loss of $1.55

•            Achieves Adjusted EBITDA of $153.4 Million

•            Adjusted EBITDA Margin Increases to 18.0% - Highest Level in Two Years

•            Updates 2014 Revenue and Adjusted EBITDA Guidance

Norwell, Mass. — November 5, 2014 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the third quarter and nine months ended September 30, 2014.

Revenues for the third quarter were $851.5 million, compared with $907.5 million in the same period of 2013.  The Company reported a loss from operations for the third quarter of 2014 of $42.7 million, compared with income from operations of $73.6 million in the third quarter of 2013.  The third-quarter loss from operations includes a non-cash, pre-tax goodwill impairment charge of $123.4 million related to its Oil Re-refining and Recycling segment.  Clean Harbors is recognizing the impairment charge based on the continued challenging environment in that business brought on by the recent, significantly lower base and blended oil prices.  Excluding the impairment charge, the Company reported adjusted income from operations for the third quarter of 2014 of $80.7 million.

Third-quarter 2014 net loss was $93.3 million, or $1.55 per share, compared with net income of $35.4 million, or $0.58 per diluted share, in the same period of 2013.  The third-quarter 2014 net loss includes the $123.4 million non-cash, pre-tax impairment charge, as well as $1.8 million of pre-tax integration and severance costs.  Third-quarter 2013 net income included pre-tax integration and severance costs of $2.7 million.  Excluding the impairment charge, the Company reported adjusted net income for the third quarter of 2014 of $27.4 million, or $0.45 per share.

Adjusted EBITDA (see description below) in the third quarter of 2014 increased 5% to $153.4 million, compared with $146.0 million in the same period of 2013.  The Company purchased $37.6 million of Clean Harbors stock as part of its share repurchase program during the quarter.

Comments on the Third Quarter

“We delivered strong third-quarter Adjusted EBITDA and operating margins despite falling short of our revenue target,” said Alan S. McKim, Chairman and Chief Executive Officer. “Revenue was below our guidance range based on several factors.  Project activity in the Oil Sands further slowed during the quarter, leading to softness in our Industrial and Field Services and Lodging Services segments.  Oil and Gas Field

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2014 Financial Results

Services underperformed due to commodity pressures and competition.  Despite these headwinds, our focus on reducing costs and channeling resources to our most profitable businesses enabled us to achieve an Adjusted EBITDA margin of 18%, up nearly 200 basis points from a year ago.”

“Technical Services recorded another solid quarter with 10% Adjusted EBITDA growth on a 2% increase in revenue,” McKim said.  “Incineration utilization was 90% as scheduled maintenance shutdowns at our two largest facilities initially planned for the fourth quarter were completed this quarter.  Both Safety-Kleen segments delivered double-digit growth in profitability on small increases in revenue.  The Industrial and Field Services, Oil and Gas Field Services, and Lodging Services segments were affected by the impact of currency translation on our Canadian operations, the ongoing slowdown in Western Canada, and lower project activity.  As a result, all three business segments reported declines in both revenue and Adjusted EBITDA from a year ago.”

“One of the driving forces behind our strong margin performance this quarter, including a 90-basis-point improvement in SG&A percentage, was our ability to further reduce our cost structure.  We have a broad array of cost reduction and margin improvement initiatives underway. These initiatives are proving successful, and we remain on track to achieve our previously stated goal of eliminating $75 million in annual expenses,” McKim said.

Business Outlook and Financial Guidance

“As we enter the final quarter of 2014, we see ongoing strength within our environmental-related businesses but expect continued headwinds across several segments,” McKim said. “Our Technical Services segment has built a large backlog entering the quarter as we continue to drive considerable volumes from Safety-Kleen and project-related work.  Within SK Environmental Services, we are expanding through new branch locations and cross-selling. Within Oil Re-refining and Recycling, we are focused on lowering PFO costs, capturing greater transportation efficiencies and pursuing product differentiation and blended opportunities to help offset the recent declines in base oil pricing.  Activity in the Oil Sands region remains weaker-than-expected, which is limiting opportunities for Industrial Services and Lodging Services.  While our Oil and Gas Field Services segment is entering its stronger operating period as the winter drilling season approaches, overall conditions are not favorable near-term as our seismic business continues to underperform and energy markets remain under commodity pressure.”

Based on its year-to-date performance and current market conditions, Clean Harbors is adjusting its previously announced 2014 annual revenue and Adjusted EBITDA guidance. The Company now expects revenues in the range of $3.40 billion to $3.42 billion, compared with its previously announced range of $3.5 billion to $3.6 billion.  The Company now expects Adjusted EBITDA in the range of $510 million to $520 million, compared with its previously announced range of $535 million to $555 million.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2014 Financial Results

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP).  The Company believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the third quarter and first nine months of 2014 and 2013 (in thousands):

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Net (loss) income	$(93,337)	$35,361	$(55,705)	$68,765
Accretion of environmental liabilities	2,642	2,914	7,975	8,628
Depreciation and amortization	70,049	69,430	205,480	196,904
Goodwill impairment charge	123,414	—	123,414	—
Other (income) expense	(613)	150	(4,136)	(2,030)
Interest expense, net	19,494	19,326	58,430	58,784
Pre-tax, non-cash acquisition accounting inventory adjustment	—	—	—	13,559
Provision for income taxes	31,708	18,771	55,684	36,160
Adjusted EBITDA	$153,357	$145,952	$391,142	$380,770

This press release includes a discussion of income from operations, net income and earnings per share amounts adjusted for the goodwill impairment charge identified in the reconciliations provided below.  The Company believes that discussion of these additional non-GAAP measures provide investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance.  The following shows the difference between (loss) income from operations to adjusted income from operations, net (loss) income to adjusted net income and (loss) earnings per share to adjusted earnings per share for the three and nine months ended September 30, 2014 and 2013 (in thousands):

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2014 Financial Results

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Adjusted income from operations
(Loss) income from operations	$(42,748)	$73,608	$54,273	$161,679
Goodwill impairment charge	123,414	—	123,414	—
Adjusted income from operations	$80,666	$73,608	$177,687	$161,679
Adjusted net income
Net (loss) income	$(93,337)	$35,361	$(55,705)	$68,765
Goodwill impairment charge, net of tax	120,750	—	120,750	—
Adjusted net income	$27,413	$35,361	$65,045	$68,765
Adjusted earnings per share
(Loss) earnings per share	$(1.55)	$0.58	$(0.92)	$1.13
Goodwill impairment charge, net of tax	2.00	—	1.99	—
Adjusted earnings per share	$0.45	$0.58	$1.07	$1.13

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows:

	For the Year Ending December 31, 2014
	Amount			Margin % (1)
	(In millions)
Projected GAAP net loss	$(42)	to	$(32)	(1.2)%	to	(0.9)%
Adjustments:
Accretion of environmental liabilities	11	to	10	0.4%	to	0.3%
Depreciation and amortization	278	to	274	8.2%	to	8.0%
Goodwill impairment charge	123	to	123	3.6%	to	3.6%
Other income	(4)	to	(4)	(0.1)%	to	(0.1)%
Interest expense, net	79	to	78	2.3%	to	2.3%
Provision for income taxes	65	to	71	1.8%	to	2.0%
Projected Adjusted EBITDA	$510	to	$520	15.0%	to	15.2%

Revenues (In millions)	$3,400	to	$3,420

(1)   The Margin % indicates the percentage that the line-item represents to total revenues for the respective reporting period, calculated by dividing the dollar amount for the line-item by total revenues for the reporting period.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2014 Financial Results

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy.

Investors who wish to listen to the webcast and view the accompanying slides should visit the Investors section of the Company’s website at www.cleanharbors.com.  The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2014 Financial Results

Contacts:

James M. Rutledge	Jim Buckley
Vice Chairman, President and CFO	SVP Investor Relations and Corporate Communications
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2014 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts)

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Revenues	$851,465	$907,535	$2,556,612	$2,630,226
Cost of revenues (exclusive of items shown separately below)	598,407	647,119	1,831,076	1,897,469
Selling, general and administrative expenses	99,701	114,464	334,394	365,546
Accretion of environmental liabilities	2,642	2,914	7,975	8,628
Depreciation and amortization	70,049	69,430	205,480	196,904
Goodwill impairment charge	123,414	—	123,414	—
(Loss) income from operations	(42,748)	73,608	54,273	161,679
Other income (expense)	613	(150)	4,136	2,030
Interest expense, net	(19,494)	(19,326)	(58,430)	(58,784)
(Loss) income before provision for income taxes	(61,629)	54,132	(21)	104,925
Provision for income taxes	31,708	18,771	55,684	36,160
Net (loss) income	$(93,337)	$35,361	$(55,705)	$68,765
(Loss) earnings per share:
Basic	$(1.55)	$0.58	$(0.92)	$1.14
Diluted	$(1.55)	$0.58	$(0.92)	$1.13

Shares used to compute (loss) earnings per share — Basic	60,369	60,610	60,585	60,542
Shares used to compute (loss) earnings per share — Diluted	60,369	60,760	60,585	60,692

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2014 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2014	December 31, 2013
Current assets:
Cash and cash equivalents	$258,021	$310,073
Marketable securities	—	12,435
Accounts receivable, net	575,575	579,394
Unbilled accounts receivable	50,050	26,568
Deferred costs	18,676	16,134
Inventories and supplies	170,934	152,096
Prepaid expenses and other current assets	48,540	41,962
Deferred tax assets	32,141	32,517
Total current assets	1,153,937	1,171,179
Property, plant and equipment, net	1,579,701	1,602,170
Other assets:
Deferred financing costs	18,403	20,860
Goodwill	449,577	570,960
Permits and other intangibles, net	541,874	569,973
Other	17,725	18,536
Total other assets	1,027,579	1,180,329
Total assets	$3,761,217	$3,953,678
Current liabilities:
Current portion of capital lease obligations	$264	$1,329
Accounts payable	251,832	316,462
Deferred revenue	63,909	55,454
Accrued expenses	260,123	236,829
Current portion of closure, post-closure and remedial liabilities	32,742	29,471
Total current liabilities	608,870	639,545
Other liabilities:
Closure and post-closure liabilities, less current portion	46,287	41,201
Remedial liabilities, less current portion	133,972	148,911
Long-term obligations	1,395,000	1,400,000
Capital lease obligations, less current portion	733	1,435
Deferred taxes, unrecognized tax benefits and other long-term liabilities	255,804	246,947
Total other liabilities	1,831,796	1,838,494
Total stockholders’ equity, net	1,320,551	1,475,639
Total liabilities and stockholders’ equity	$3,761,217	$3,953,678

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2014 Financial Results

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
	September 30, 2014			September 30, 2013
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$272,478	$40,924	$313,402	$269,465	$36,370	$305,835
Industrial and Field Services	163,582	(9,205)	154,377	174,829	(8,181)	166,648
Oil Re-refining and Recycling	140,345	(52,606)	87,739	131,934	(45,566)	86,368
SK Environmental Services	170,980	21,212	192,192	170,166	17,164	187,330
Lodging Services	36,582	723	37,305	55,571	957	56,528
Oil and Gas Field Services	67,370	639	68,009	104,981	179	105,160
Corporate Items	128	(1,687)	(1,559)	589	(923)	(334)
Total	$851,465	$—	$851,465	$907,535	$—	$907,535

	For the Nine Months Ended:
	September 30, 2014			September 30, 2013
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$766,057	$119,617	$885,674	$759,666	$88,769	$848,435
Industrial and Field Services	510,696	(31,819)	478,877	543,675	(34,727)	508,948
Oil Re-refining and Recycling	413,282	(155,588)	257,694	395,026	(143,853)	251,173
SK Environmental Services	503,692	64,418	568,110	496,491	84,325	580,816
Lodging Services	136,148	2,043	138,191	155,586	2,983	158,569
Oil and Gas Field Services	226,319	4,337	230,656	288,588	5,612	294,200
Corporate Items (1)	418	(3,008)	(2,590)	(8,806)	(3,109)	(11,915)
Total	$2,556,612	$—	$2,556,612	$2,630,226	$—	$2,630,226

(1)   Corporate Items revenue for the nine months ended September 30, 2013 includes one-time, non-cash reductions of approximately $10.2 million due to the impact of fair value acquisition accounting adjustments on Safety-Kleen’s historical deferred revenue at December 28, 2012. Revenue for the six reportable segments for the nine months ended September 30, 2013 excludes such adjustments to maintain comparability with future operating results and reflect how the Company manages the business.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2014 Financial Results

Non-GAAP Segment Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement.  See “Non-GAAP Results” for a reconciliation of the Company’s total Adjusted EBITDA to GAAP net income.

	For the Three Months Ended:		For the Nine Months Ended:
Adjusted EBITDA	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Technical Services	$86,928	$78,849	$233,402	$208,284
Industrial and Field Services	20,303	26,709	67,391	75,281
Oil Re-refining and Recycling	21,473	18,652	49,252	46,750
SK Environmental Services	30,853	23,192	84,985	84,274
Lodging Services	15,972	21,710	49,196	63,270
Oil and Gas Field Services	9,545	20,530	27,688	52,458
Corporate Items	(31,717)	(43,690)	(120,772)	(149,547)
Total	$153,357	$145,952	$391,142	$380,770

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com